Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports relating to the consolidated financial statements of LPL Investment Holdings Inc. and the effectiveness of LPL Investment Holdings Inc. internal control over financial reporting dated March 9, 2011 appearing in its Annual Report on Form 10-K for the year ended December 31, 2010.
/s/ Deloitte & Touche LLP
Costa Mesa, California
March 16, 2011